Exhibit 23.4


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Balanced Care Corporation of our report dated May 13, 1997, with respect to the financial statements of Keystone Affiliates, which was previously incorporated into Balanced Care Corporation's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 1998.



/s/ Snyder & Clemente
Snyder & Clemente
Kingston, Pennsylvania
April 24, 1998